UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     May 26, 2011

ORBIT INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

0-3936	11-1826363
(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court, Hauppauge, New York 11788
(Address of Principal Executive Offices, Including Zip Code)

(631) 435-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

As previously reported on Orbit International Corp.’s (the “Company”) Current Report on Form 8-K filed on December 17, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with Bruce Reissman, Chief Operating Officer and Executive Vice President  (“Executive”) on December 14, 2007.

In addition, as previously reported on the Company’s Current Report on Form 8-K filed on February 24, 2011, the Company and Executive entered into a First Amendment to Employment Agreement, effective as of December 31, 2010, pursuant to which the term of the Employment Agreement was extended through May 31, 2011, unless terminated earlier by the Company or by Executive pursuant to the terms of the Employment Agreement.

On May 26, 2011, the Company and Executive entered into a Second Amendment to Employment Agreement, pursuant to which the term of the Employment Agreement was extended through June 30, 2011, unless terminated earlier by the Company or by Executive pursuant to the terms of the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT INTERNATIONAL CORP.

Date: June 1, 2011	By:	/s/ Mitchell Binder
Mitchell Binder
Chief Executive Officer